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                                                                    EXHIBIT 10.2


                       FIRST AMENDMENT TO CREDIT AGREEMENT


                  THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 23, 1999 (this "Amendment"), is among ROUGE INDUSTRIES, INC., a Delaware corporation ("Holdings"), ROUGE STEEL COMPANY, a Delaware corporation (the "Borrower"), the financial institutions party hereto (the "Banks") and BANK ONE, MICHIGAN, formerly known as NBD Bank, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").


                                    RECITALS

                  A. Holdings, the Borrower, the Agent and the Banks are parties to a Credit Agreement dated as of December 16, 1997 (the "Credit Agreement").

                  B. Holdings and the Borrower desire to amend the Credit Agreement, and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof.


                                      TERMS

                  In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


                                   ARTICLE I.
                                   AMENDMENTS

                  Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

                  1.1   The definition of "Applicable Margin" contained in
Section 1.1 is restated as follows:

                        "Applicable Margin" shall mean (i) with respect to Base Rate Loans, 0% and (ii) with respect to LIBOR Loans, the Letter of Credit fees payable under Section 2A.4(b) and the facility fees and usage fees payable under Section 2.16, the applicable margin set forth opposite the Debt to Capitalization Ratio set forth below:

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

           Debt to Capitalization           Applicable Margin for         Applicable Margin
                    Ratio                      LIBOR Loans and            for Facility Fees
                    -----                   Letter of Credit Fees         -----------------
                                            ---------------------
           Greater than 0.35                         0.80%                     0.20%

           Equal to or less than 0.35 but
           Greater than 0.25                         0.60%                     0.15%

           Equal to or less than 0.25                0.50%                     0.125%


           For purposes of determining the Applicable Margin, the Debt to Capitalization Ratio will be determined at the end of each fiscal quarter of the Borrower (a "Margin Determination Date"). Such Applicable Margin determined on a Margin Determination Date will be effective (a "Margin Adjustment Date") commencing on the fifth day after Agent's receipt of the financial statements delivered pursuant to Section 5.1(a) or (b) and the compliance certificate executed and delivered by an Authorized Officer pursuant to Section 5.1(e) certifying the Debt to Capitalization Ratio for the previous fiscal quarter, and shall be effective with respect to all LIBOR Loans made, continued or converted on or after such Margin Adjustment Date and shall be effective with respect to all Letter of Credit fees payable under Section 2A.4(b) and facility fees payable under Section 2.16 on or after such Margin Adjustment Date. Notwithstanding the foregoing, if a lower Applicable Margin would be effective on any Margin Adjustment Date and a Default or Event of Default exists on such date or Holdings and/or the Borrower has failed to deliver the financial statements and compliance certificate described in Section 5.1(a) or
           (b) or 5.1(e), respectively, with respect to a fiscal quarter or fiscal year in accordance with the provisions thereof, then such Applicable Margin shall not be so reduced until such Default or Event of Default shall be cured or waived or Holdings and/or the Borrower shall have delivered such financial statements and compliance certificate in accordance with the provisions of Section 5.1(a) or
           (b) and 5.1(e), as the case may be. Notwithstanding anything herein to the contrary, for the period from the First Amendment Effective Date to, but not including, the Margin Adjustment Date occurring after the date the aggregate Revolving Loan Commitments of all Banks is equal to or less than $100,000,000, the Applicable Margin for LIBOR Loans and Letter of Credit Fees shall not be less than 0.60% and for facility fees shall not be less than 0.15%.

                  1.2   The following new definitions are hereby added to
Section 1.1 in appropriate alphabetical order:

                        "EBITDA" shall mean, for any period, EBIT for such
                  period minus, to the extent deducted in determining such EBIT, depreciation and amortization expense, all determined in accordance with GAAP.

                        "First Amendment" shall mean the First Amendment to this
                  Agreement dated July 23, 1999.

                        "First Amendment Effective Date" shall mean the
                  effective date of the First Amendment.


                                       2


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                  1.3   Section 2.16 is amended by adding the following to the
end thereof:

                        For each day on which the aggregate principal amount of
                  the outstanding Revolving Loans exceeds 50% of the aggregate amount of the Revolving Loan Commitments of all of the Banks, the Borrower further agrees to pay to the Agent for the account of each Bank a usage fee at a per annum rate equal to 0.125% on the aggregate principal amount of the outstanding Revolving Loans, payable quarterly in arrears on each Payment Date and on the Maturity Date or such earlier date, if any, on which the Revolving Loan Commitments shall terminate in accordance with the terms hereof. Such fees shall be computed on the basis of a 360-day year.

                  1.4   Section 6.1(c) is restated as follows:

                        (c) Interest Coverage Ratio. Holdings shall not, as of
             the end of each fiscal quarter (other than the fiscal quarters ending June 30, 1999, September 30, 1999 and December 31, 1999), permit the Interest Coverage Ratio for such fiscal quarter to be less than 3.0:1.0, in each case as calculated for the four consecutive fiscal quarters then ending, provided that (i) for the fiscal quarter ending March 31, 2000, the Interest Coverage Ratio shall be calculated for the one fiscal quarter then ending, (ii) for the fiscal quarter ending June 30, 2000, the Interest Coverage Ratio shall be calculated for the two fiscal quarters then ending and (iii) for the fiscal quarter ending September 30, 2000, the Interest Coverage Ratio shall be calculated for the three fiscal quarters then ending.

                  1.5   A new Section 6.1(d) is hereby added as follows:

                        (d) EBITDA to Interest Expense Ratio. Holdings shall
             not, as of the end of each of the fiscal quarters ending September 30, 1999 or December 31, 1999, permit the ratio of EBITDA as of the end of such fiscal quarter to Interest Expense as of the end of such fiscal quarter to be less than 4.0 to 1.0, as calculated (i) in the case of the fiscal quarter ending September 30, 1999, for the one fiscal quarter then ending, and (ii) in the case of the fiscal quarter ending December 31, 1999, for the two consecutive quarters then ending.

                  1.6 Annex 1 attached hereto is hereby substituted for Annex 1 attached to the Credit Agreement.


                                   ARTICLE II.
                                 REPRESENTATIONS

                  Each of Holdings and the Borrower represents and warrants to the Agent and the Banks that:

                  2.1 The execution, delivery and performance of this Amendment and the New Revolving Notes are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-Laws, or any undertaking to which it is a party or by which it is bound.



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                  2.2   This Amendment and the New Revolving Notes are the
legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.

                  2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Section 4 of the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  2.4 After giving effect to the waiver contained in Section 4.1, no Event of Default or Default exists or has occurred and is continuing on the date hereof.




                                  ARTICLE III.
                           CONDITIONS OF EFFECTIVENESS

                  This Amendment shall not become effective until each of the following has been satisfied.

                  3.1 This Amendment shall be signed by Holdings, the Borrower and the Banks.

                  3.2 The Borrower shall deliver new Revolving Notes (the "New Revolving Notes") in the amount of the revised Revolving Loan Commitments of each Bank, and such New Revolving Notes are issued in exchange and substitution for the existing Revolving Notes and shall evidence the same, plus additional obligations as evidenced by the existing Revolving Notes.

                  3.3 Holdings and the Borrower shall have delivered a certified board resolution approving the execution, delivery and performance of this Amendment and the New Revolving Notes and shall have delivered such opinions of counsel as may be required by the Agent.

                  3.4 The Borrower shall deliver such other agreements and documents requested by the Agent.


                                   ARTICLE IV.
                                 MISCELLANEOUS.


                  4.1 Holdings and the Borrower have informed the Banks and the Agent that an Event of Default has occurred due to a breach of Section 6.1(c) (the "Existing Default"), and Holdings and the Borrower have requested that the Banks and the Agent waive the Existing Default subject to this Amendment becoming effective pursuant to Article III hereof and the terms and conditions set forth herein. Pursuant to such request, the Banks and the Agent hereby waive the Existing Default for the period prior to the effectiveness of this Amendment, but not at any time thereafter. The Borrower acknowledges and agrees that the waiver contained herein is a limited waiver, limited to the specific one time waiver described above. Such limited waiver (a) shall not modify or waive any other term, covenant or agreement of the Loan Documents, and
(b) shall not be deemed to have prejudiced any present or future right or rights which the Agent or the Banks now have or may have under the Loan documents.


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                  4.2   Holdings and the Borrower jointly and severally agree to
pay each Bank which signs this Amendment on or before July 23, 1999 an amendment fee equal to 0.10% on the amount of such Bank's Revolving Loan Commitment after giving effect to this Amendment.

                  4.3 References in the Credit Agreement or in any other Loan to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

                  4.4 The Borrower agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

                  4.5 Except as expressly amended hereby, the Borrower agrees that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                               ROUGE INDUSTRIES, INC.


                               By: /s/ Gary P. Latendresse
                                  ----------------------------------------------
                               Title: Vice Chairman and Chief Financial Officer
                                      ------------------------------------------

                               ROUGE STEEL COMPANY


                               By: /s/ Gary P. Latendresse
                                  ----------------------------------------------
                               Title: Vice Chairman and Chief Financial Officer
                                      ------------------------------------------

                               BANK ONE, MICHIGAN, as Agent,
                               as Issuing Bank, and individually as a Bank


                               By: /s/ William H. Canney
                                  ----------------------------------------------
                               Title: Vice President
                                      ------------------------------------------

                               COMERICA BANK


                               By: /s/ Steven McCormack
                                  ----------------------------------------------
                               Title: Account Officer
                                      ------------------------------------------

                               NATIONAL CITY BANK


                               By: /s/ John R. DiFrancisco
                                  ----------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


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                                     ANNEX 1

                           REVOLVING LOAN COMMITMENTS


REVOLVING LOAN COMMITMENTS FOR THE PERIOD FROM AND INCLUDING THE FIRST AMENDMENT EFFECTIVE DATE TO BUT EXCLUDING JUNE 30, 2000:


Name of Bank                           Amount of Revolving Loan Commitment
------------                           -----------------------------------
NBD Bank                               $50,000,000

Comerica Bank                          $37,500,000

National City Bank                     $37,500,000


REVOLVING LOAN COMMITMENTS FOR THE PERIOD FROM AND INCLUDING JUNE 30, 2000 TO BUT EXCLUDING THE MATURITY DATE:

Name of Bank                           Amount of Revolving Loan Commitment
------------                           -----------------------------------
NBD Bank                               $40,000,000

Comerica Bank                          $30,000,000

National City Bank                     $30,000,000


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